UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2008

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (217) 235-3311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2008, Consolidated Communications Holdings, Inc. (the “Company”) completed its previously announced redemption (the “Senior Note Redemption”) of all of its 9-3/4% Senior Notes due 2012 (the “Senior Notes”), of which $130,000,000 in aggregate principal amount were outstanding. The Senior Notes were issued pursuant to an Indenture dated as of April 14, 2004 (as amended, restated, supplemented or otherwise modified, the “Indenture”) between the Company and Wells Fargo Bank, N.A. (the “Trustee”). The redemption price was 104.875% of the principal amount plus accrued and unpaid interest to the date of redemption. After the redemption date of April 1, 2008, interest on the Senior Notes ceased to accrue, and all rights of the holders of the Senior Notes ceased. A copy of the Indenture was filed as Exhibit 4.1 to the Registration Statement on Form S-4 dated October 26, 2004 (File No. 333-119968).

The Company funded the Senior Note Redemption in part by borrowing pursuant to the Credit Agreement dated as of December 31, 2007 (the “Credit Agreement”) by and among the Company, Consolidated Communications, Inc. (“CCI”), Consolidated Communications Acquisition Texas, Inc. (“CCI Texas”) and North Pittsburgh Systems, Inc. (formerly known as Fort Pitt Acquisition Sub Inc.) (“NPSI”, together with CCI and CCI Texas, the “Borrowers”), the lenders party thereto, Wachovia Bank, National Association, as administrative agent, issuing bank and swingline lender (“Wachovia”), CoBank, ACB, as syndication agent, General Electric Capital Corporation and The Royal Bank of Scotland plc, as co-documentation agents, and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Form 8-K filed on January 7, 2008 by the Company. The Credit Agreement includes a delayed draw term loan facility of up to $140,000,000 pursuant to which the Borrowers may borrow term loans for the purpose of funding the Senior Note Redemption and to pay fees and expenses related thereto (the “Delayed Draw Term Loans”), which Delayed Draw Term Loans shall bear interest at the same rates as the other term loans under the Credit Facility and shall mature on December 31, 2014.

The Borrowers borrowed $120,000,000 in Delayed Draw Term Loans in connection with the Senior Note Redemption and funded the balance of the redemption price ($16,337,500) from available cash.

On March 31, 2008, the Company, the Borrowers and Wachovia entered into a letter agreement (the “Letter Agreement”) by Wachovia whereby Wachovia, at the request of the other lenders, consented to the transactions described above and agreed, among other things, that:

•
the funding of up to $16,500,000 (the “Permitted Cash Redemption Amount”) of the Senior Note Redemption will not be deducted from the calculation of “Available Cash” (as such term is defined in the Credit Agreement),

•	the Permitted Cash Redemption Amount will not constitute a “Subject Payment” (as such term is defined in the Credit Agreement), and
•	the payment of the Permitted Cash Redemption Amount will not reduce the amount of “Cumulative Available Cash” (as such term is defined in the Credit Agreement).

This description of the Letter Agreement is qualified in its entirety by the terms of the Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

For a description of the Credit Agreement, including a description of the delayed draw term loan facility, see the Form 8-K filed by the Company on January 7, 2008, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Letter Agreement, dated March 31, 2008, by Wachovia Bank, National Association, and agreed to and acknowledged by Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc. and North Pittsburgh Systems, Inc. (formerly known as Fort Pitt Acquisition Sub Inc.)

10.2
Credit Agreement, dated December 31, 2007, among Consolidated Communications Holdings, Inc., as Parent Guarantor, Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc. and Fort Pitt Acquisition Sub Inc., as Co-Borrowers, the lenders referred to therein, Wachovia Bank, National Association, as administrative agent, issuing bank and swingline lender, CoBank, ACB, as syndication agent, General Electric Capital Corporation, as co-documentation agent, The Royal Bank of Scotland plc, as co-documentation agent, and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated December 31, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Letter Agreement, dated March 31, 2008, by Wachovia Bank, National Association, and agreed to and acknowledged by Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc. and North Pittsburgh Systems, Inc. (formerly known as Fort Pitt Acquisition Sub Inc.)

10.2
Credit Agreement, dated December 31, 2007, among Consolidated Communications Holdings, Inc., as Parent Guarantor, Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc. and Fort Pitt Acquisition Sub Inc., as Co-Borrowers, the lenders referred to therein, Wachovia Bank, National Association, as administrative agent, issuing bank and swingline lender, CoBank, ACB, as syndication agent, General Electric Capital Corporation, as co-documentation agent, The Royal Bank of Scotland plc, as co-documentation agent, and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated December 31, 2007).